Exhibit 10.78

EXHIBIT E TO

CREDIT AGREEMENT

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of October [    ], 2004, is made and given by SUNLINK HEALTH SYSTEMS, INC., a corporation organized under the laws of the State of Ohio, SUNLINK HEALTHCARE, LLC, a limited liability company organized under the laws of the State of Delaware, HEALTHMONT, LLC, a limited liability company organized under the laws of the State of Georgia, and HEALTHMONT, INC., a corporation organized under the laws of the State of Delaware (each a “Pledgor” and collectively the “Pledgors”) to RESIDENTIAL FUNDING CORPORATION, a Delaware corporation, (the “Secured Party”).

RECITALS

A. The Pledgors and Dexter Hospital, LLC, Clanton Hospital, LLC, Southern Health Corporation of Ellijay, Inc., Southern Health Corporation of Dahlonega, Inc., Southern Health Corporation of Houston, Inc., Healthmont of Georgia, Inc., Healthmont of Missouri, Inc., Healthmont of Missouri, LLC, SunLink Services, Inc., Optima Healthcare Corporation, and Krug Properties, Inc. (each a “Borrower” and collectively the “Borrowers”), and the Secured Party have entered into a Credit Agreement dated as of October [    ], 2004 (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); capitalized terms used, but not defined herein shall have the meaning assigned to such terms in the Credit Agreement, pursuant to which Secured Party has agreed to extend to the Borrowers certain credit accommodations consisting of a $15,000,000 revolving credit, a $10,000,000 term credit and a $5,000,000 term credit.

B. The Pledgors are the owners of those certain shares (the “Pledged Shares”) of stock described in and appearing opposite its name in Parts A and B of Schedule I hereto issued by the corporations and companies named therein.

C. It is a condition precedent to the obligation of the Secured Party to extend credit accommodations pursuant to the terms of the Credit Agreement that this Agreement be executed and delivered by the Pledgors.

D. The Pledgors finds it advantageous, desirable and in the best interests of the Pledgors to comply with the requirement that this Agreement be executed and delivered to the Secured Party.

NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Party to enter into the Credit Agreement and to extend credit accommodations to the Borrowers thereunder, the Pledgors hereby agree with the Secured Party for the Secured Party’s benefit as follows:

Section 1. Defined Terms.

1(a) As used in this Agreement, the following terms shall have the meanings indicated:

“Collateral” shall have the meaning given to such term in Section 2.

“Obligations” shall mean (a) all indebtedness, liabilities and obligations of the Borrowers to the Secured Party of every kind, nature or description under the Credit Agreement, including the Borrowers’ obligations on any promissory note or notes under the Credit Agreement and any note or notes hereafter issued in substitution or replacement thereof, and any other Loan Document (as defined in the Credit Agreement), (b) all liabilities of the Borrowers under any guaranty heretofore, herewith or hereafter given by the Borrowers to the Secured Party with respect to the Borrowers’ obligations under the Credit Agreement or any part thereof, (c) all liabilities of the Pledgors under this Agreement, and (d) in all cases whether due or to become due, and whether now existing or hereafter arising or incurred.

“Pledged Shares” shall have the meaning given to such term in Recital B above.

“Security Interest” shall have the meaning given to such term in Section 2.

1(b) Terms Defined in Uniform Commercial Code. All other terms used in this Agreement that are not specifically defined herein or in the Credit Agreement or the definitions of which are not incorporated herein by reference shall have the meaning assigned to such terms in Revised Article 9 of the Uniform Commercial Code as adopted in the State of Minnesota.

1(c) Singular/Plural, Etc. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular, the plural and “or” has the inclusive meaning represented by the phrase “and/or.” The words “ “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections are references to Sections in this Pledge Agreement unless otherwise provided.

1(d) For the avoidance of doubt and without creating additional obligations for the Pledgors, the Credit Agreement shall, pursuant to the use of defined terms not otherwise defined herein, apply to this Agreement as if references therein to “Borrowers” were references to “Pledgors” and as if references therein to “Lender” were references to “Secured Party.”

Section 2. Pledge. As security for the payment and performance of all of the Obligations, each Pledgor hereby pledges to the Secured Party and grants to the Secured Party a security interest (the “Security Interest”) in the following, including any securities account containing a securities entitlement with respect to the following (the “Collateral”):

2(a) The Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

2(b) All additional shares of stock of any issuer of the Pledged Shares from time to time acquired by any Pledgor in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

2(c) All proceeds of any and all of the foregoing (including proceeds that constitute property of types described above).

Section 3. Delivery of Collateral. (a) All certificates and instruments representing or evidencing the Pledged Shares as described in Part A of Schedule I hereto shall be delivered to the Secured Party contemporaneously with the execution of this Agreement and (b) all certificates and instruments identified on Part B of Schedule I hereto shall be delivered to the Secured Party within thirty (30) days of the execution of this Agreement. All certificates and instruments representing or evidencing Collateral received by the Pledgors or any of them after the execution of this Agreement shall be delivered to the Secured Party promptly upon a Pledgor’s receipt thereof. All such certificates and instruments shall be held by or on behalf of the Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party. With respect to all Pledged Shares consisting of uncertificated securities or interests, book-entry securities or securities entitlements, each Pledgor shall either (a) execute and deliver, and cause any necessary issuers or securities intermediaries to execute and deliver, control agreements in form and substance satisfactory to the Secured Party covering such Pledged Shares or (b) cause such Pledged Shares to be transferred into the name of the Secured Party; provided, that, in the case of Pledged Shares with respect to ownership interests in any Borrower or any Subsidiary of any Borrower, certificates shall be issued with respect to the same and delivered to the Secured Party with appropriate instruments of transfer within thirty (30) days of the execution of this Agreement. The Secured Party shall have the right at any time after an Event of Default, to cause any or all of the Collateral to be transferred of record into the name of the Secured Party or its nominee (but subject to the rights of the Pledgors under Section 6) and to exchange certificates representing or evidencing Collateral for certificates of smaller or larger denominations. If the Collateral is in the possession of a bailee, each Pledgor that owns such Collateral will join with the Secured Party in notifying the bailee of the interest of the Secured Party and in obtaining from the bailee an acknowledgment that it holds the Collateral for the benefit of the Secured Party.

Section 4. Certain Warranties and Covenants. Each Pledgor makes the following warranties and covenants:

4(a) Such Pledgor has title to the Pledged Shares indicated on Schedule I hereto and will have title to each other item of Collateral hereafter acquired by it, free of all Liens except the Security Interest and any Permitted Encumbrances.

4(b) Such Pledgor has full power and authority to execute this Pledge Agreement, to perform its obligations hereunder and to subject the Collateral to the Security Interest created hereby.

4(c) No financing statement covering all or any part of the Collateral is on file in any public office (except for any financing statements filed by the Secured Party).

4(d) The Pledged Shares have been duly authorized and validly issued by the issuer thereof and are fully paid and non-assessable. The certificates representing the Pledged Shares are not subject to any offset or similar right or claim of the issuers thereof.

4(e) The Pledged Shares constitute the percentage of the issued and outstanding shares of stock or membership interests of the respective issuers thereof indicated on Schedule I (if any such percentage is so indicated).

Section 5. Further Assurances. Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or that the Secured Party may reasonably request, in order to perfect and protect the Security Interest or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral (but any failure to request or assure that any Pledgor execute and deliver such instruments or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interest, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion).

Section 6. Voting Rights; Dividends; Etc.

6(a) Subject to paragraph (d) of this Section 6, the Pledgors shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Shares or any other stock that becomes part of the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that the Pledgors shall not exercise or refrain from exercising any such right if such action could reasonably be expected to have a material adverse effect on the value of the Collateral or any material part thereof.

6(b) Subject to paragraph (e) of this Section 6, the Pledgors shall be entitled to receive, retain, and use in any manner not prohibited by the Credit Agreement any and all dividends paid in respect of the Collateral; provided, however, that any and all

(i) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

(ii) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

(iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Collateral,

shall be, and shall be forthwith delivered to the Secured Party to hold as, Collateral and shall, if received by the Pledgors, or any of them, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of the Pledgors, and be forthwith delivered to the Secured Party as Collateral in the same form as so received (with any necessary indorsement or assignment). The Pledgors shall, upon request by the Secured Party, promptly execute all such documents and do all such acts as may be necessary to give effect to the provisions of this Section 6(b).

6(c) The Secured Party shall execute and deliver (or cause to be executed and delivered) to the Pledgors all such proxies and other instruments as the Pledgors may reasonably request for the purpose of enabling the Pledgors to exercise the voting and other rights that they are entitled to exercise pursuant to Section 6(a) hereof and to receive the dividends that they are authorized to receive and retain pursuant to Section (b) hereof.

6(d) Upon the occurrence and during the continuance of any Event of Default, the Secured Party shall have the right in its sole discretion, and each Pledgor shall execute and deliver all such proxies and other instruments as may be necessary or appropriate to give effect to such right, to terminate all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section (a) hereof, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights; provided, however, that the Secured Party shall not be deemed to possess or have control over any voting rights with respect to any Collateral unless and until the Secured Party has given written notice to the Pledgors that any further exercise of such voting rights by the Pledgors are prohibited and that the Secured Party and/or its assigns will henceforth exercise such voting rights; and provided, further, that neither the registration of any item of Collateral in the Secured Party’s name nor the exercise of any voting rights with respect thereto shall be deemed to constitute a retention by the Secured Party of any such Collateral in satisfaction of the Obligations or any part thereof.

6(e) Upon the occurrence and during the continuance of any Event of Default:

(i) all rights of the Pledgors to receive the dividends that they or any of them would otherwise be authorized to receive and retain pursuant to Section 6(b) hereof shall cease, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to receive and hold such dividends as Collateral, and

(ii) all payments of dividends that are received by the Pledgors, or any of them, contrary to the provisions of paragraph (i) of this Section (e) shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Pledgors and shall be forthwith paid over to the Secured Party as Collateral in the same form as so received (with any necessary indorsement).

Section 7. Transfers and Other Liens; Additional Shares.

7(a) Except as may be permitted by the Credit Agreement, the Pledgors agree that they will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any Lien, upon or with respect to any of the Collateral (other than Permitted Encumbrances).

7(b) The Pledgors agree that they will (i) cause each issuer of the Pledged Shares that they control not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to the Pledgors, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of the Pledged Shares.

Section 8. Secured Party Appointed Attorney-in-Fact. As additional security for the Obligations, each Pledgor hereby irrevocably appoints the Secured Party as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Secured Party’s good-faith discretion, to take any action and to execute any instrument that the Secured Party may reasonably believe necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 6 hereof), in a manner consistent with the terms hereof, including, without limitation, to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

Section 9. Secured Party May Perform. Each Pledgor hereby authorizes the Secured Party to file financing statements with respect to the Collateral. The Pledgors irrevocably waive any right to notice of any such filing. If a Pledgor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Secured Party incurred in connection therewith shall be payable by the Pledgors under Section 14 hereof.

Section 10. The Secured Party’s Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping which the Secured Party accords its own property of like kind. Except for the safekeeping of any Collateral in its possession and the accounting for monies and for other properties actually received by it hereunder, the Secured Party shall have no duty, as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral. The Secured Party will take action in the nature of exchanges, conversions, redemption, tenders and the like requested in writing by the Pledgors with respect to any of the Collateral in the Secured Party’s possession if the Secured Party in its reasonable judgment determines that such action will not impair the Security Interest or the value of the Collateral, but a failure of the Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care.

Section 11. Default An event of Default under the Credit Agreement shall constitute an Event of Default under this Agreement.

Section 12. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

12(a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under Revised Article 9 of the Uniform Commercial Code as adopted in the State of Minnesota (the “Code”) in effect at that time, and may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may reasonably believe are commercially reasonable. The Pledgors agree that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to the Pledgors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgors hereby waive all requirements of law, if any, relating to the marshalling of assets which would be applicable in connection with the enforcement by the Secured Party of its remedies hereunder, absent this waiver. The Secured Party may disclaim warranties of title and possession and the like.

12(b) The Secured Party may notify any Person obligated on any of the Collateral that the same has been assigned or transferred to the Secured Party and that the same should be performed as requested by, or paid directly to, the Secured Party, as the case may be. The Pledgors shall join in giving such notice, if the Secured Party so requests. The Secured Party may, in the Secured Party’s name or in a Pledgor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such Collateral or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligation of any such Person.

12(c) Any cash held by the Secured Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, or then or at any time thereafter be applied in whole or in part by the Secured Party against, all or any part of the Obligations (including any expenses of the Secured Party payable pursuant to Section 14 hereof) and the excess thereof, if any, shall be paid over to the Pledgors if the Secured Party has been paid in full and has not been otherwise directed by a court of competent jurisdiction.

Section 13. Waiver of Certain Claims. The Pledgors acknowledge that because of present or future circumstances, a question may arise under the Securities Act of 1933, as from time to time amended (the “Securities Act”), with respect to any disposition of the Collateral permitted hereunder. The Pledgors understand that compliance with the Securities Act may strictly limit the course of conduct of the Secured Party if the Secured Party were to attempt to dispose of all or any portion of the Collateral and may also limit the extent to which or the manner in which any subsequent transferee of the Collateral or any portion thereof may dispose of the same. There may be other legal restrictions or limitations affecting the Secured Party in any attempt to dispose of all or any portion of the Collateral under the applicable Blue Sky or other securities laws or similar laws analogous in purpose or effect. The Secured Party may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment only and not to engage in a distribution or resale thereof. The Pledgors agree that the Secured Party shall not incur any liability, and any liability of the Pledgors for any deficiency shall not be impaired, as a result of the sale of the Collateral or any portion thereof at any such private sale in a manner that the Secured Party reasonably believes is commercially reasonable (within the meaning of Section 9-627 of the Uniform Commercial Code). The Pledgors hereby waive any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party shall accept the first offer received and does not offer any portion of the Collateral to more than one possible purchaser. The Pledgors further agree that the Secured Party has no obligation to delay sale of any Collateral for the period of time necessary to permit the issuer of such Collateral to qualify or register such Collateral for public sale under the Securities Act, applicable Blue Sky laws and other applicable state and federal securities laws, even if said issuer would agree to do so. Without limiting the generality of the foregoing, the provisions of this Section would apply if, for example, the Secured Party were to place all or any portion of the Collateral for private placement by an investment banking firm, or if such investment banking firm purchased all or any portion of the Collateral for its own account, or if the Secured Party placed all or any portion of the Collateral privately with a purchaser or purchasers.

Section 14. Costs and Expenses; Indemnity. The Pledgors will jointly and severally pay or reimburse the Secured Party on demand for all out-of-pocket expenses (including in each case all filing and recording fees and taxes and all reasonable fees and expenses of counsel and of any experts and agents) incurred by the Secured Party in connection with the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement, and all such costs and expenses shall be part of the Obligations secured by the Security Interest. Any liability of the Pledgors to indemnify and hold Secured Party harmless pursuant to Section 8.12 of the Credit Agreement shall be part of the Obligations secured by the Security Interest. The Pledgors’ obligations under this Section shall survive any termination of this Agreement.

Section 15. Waivers and Amendments; Remedies. This Agreement can be waived, modified, amended, terminated or discharged and, except as provided in Section 20 below, the Security Interest can be released, only explicitly in a writing signed by the Secured Party. A waiver so signed shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Secured Party. All rights and remedies of the Secured Party shall be cumulative and may be exercised singly in any order or sequence, or concurrently, at the Secured Party’s option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

Section 16. Waiver of Defenses. The obligations of the Pledgors hereunder shall not be released, in whole or in part, by any action or thing which might, but for this provision of this Agreement, be deemed a legal or equitable discharge of a surety or guarantor, other than irrevocable payment and performance in full of the Obligations (except for contingent indemnity and other contingent Obligations not yet due and payable). The purpose and intent of this Agreement is that the Obligations constitute the direct and primary obligations of each Pledgor and that the covenants, agreements and all obligations of each Pledgor hereunder be absolute, unconditional and irrevocable. Each Pledgor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage, deed of trust or security agreement securing all or any part of the Obligations, whether or not the liability of any other Person for such deficiency is discharged pursuant to statute, judicial decision or otherwise.

Section 17. Notices. Any notice or other communication to any party in connection with this Agreement shall be given in accordance with the applicable provisions of Section 8.4 of the Credit Agreement.

Section 18. Pledgors’ Acknowledgment. The Pledgors hereby acknowledge that (a) the Pledgors have been advised by counsel in the negotiation, execution and delivery of this Agreement, (b) the Secured Party has no fiduciary relationship to the Pledgors, the relationship being solely that of debtor and creditor, and (c) no joint venture exists between the Pledgors and the Secured Party.

Section 19. Continuing Security Interest; Assignments under Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Obligations and the expiration of the obligation, if any, of the Secured Party to extend credit accommodations to the Borrowers, (b) be binding upon each Pledgor, its permitted successors and assigns, and (c) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of, and be enforceable by, the Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Secured Party may, as provided in and in accordance with the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person to the extent and in the manner provided in the Credit Agreement, and may similarly transfer all or any portion of its rights under this Pledge Agreement to such Persons.

Section 20. Termination of Security Interest. Upon payment in full of the Obligations and the expiration of any obligation of the Secured Party to extend credit accommodations to the Borrowers, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgors as applicable. Upon any such termination, the Secured Party will return to the Pledgors such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgors such documents as the Pledgors shall reasonably request to evidence such termination. Any reversion or return of the Collateral upon termination of this Agreement and any instruments of transfer or termination shall be at the expense of the Pledgors and shall be without warranty by, or recourse on, the Secured Party. As used in this Section, “Pledgors” includes any assigns of Pledgors, any Person holding a subordinate security interest in any part of the Collateral or whoever else may be lawfully entitled to any part of the Collateral.

Section 21. Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA; PROVIDED, HOWEVER, THAT NO EFFECT SHALL BE GIVEN TO CONFLICT OF LAWS PRINCIPLES OF THE STATE OF MINNESOTA, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE MANDATORILY GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF MINNESOTA. Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto.

Section 22. Consent to Jurisdiction. AT THE OPTION OF THE SECURED PARTY, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, MINNESOTA; AND THE PLEDGORS CONSENT TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT

CONVENIENT. IN THE EVENT THE PLEDGORS, OR ANY OF THEM, COMMENCE ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE SECURED PARTY AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 23. Waiver of Jury Trial. EACH OF THE PLEDGORS AND THE SECURED PARTY, BY ITS ACCEPTANCE OF THIS AGREEMENT, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 24. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

Section 25. General. All representations and warranties contained in this Agreement or in any other Loan Document between the Pledgor and the Secured Party shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. The Pledgor waives notice of the acceptance of this Agreement by the Secured Party. Captions in this Agreement are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Agreement.

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IN WITNESS WHEREOF, each Pledgor has caused this Pledge Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

PLEDGORS:

SUNLINK HEALTH SYSTEMS, INC. As a Pledgor

	By	/s/ Mark J. Stockslager

Title

SUNLINK HEALTHCARE, LLC As a Pledgor
By its Sole Member SunLink Health Systems, Inc.

	By	/s/ Mark J. Stockslager

Title

HEALTHMONT, INC. As a Pledgor

	By	/s/ Mark J. Stockslager

Title

HEALTHMONT, LLC As a Pledgor
By its Sole Member SunLink Health Systems, Inc.

	By	/s/ Mark J. Stockslager

Title

Address for All Pledgors For Purposes of Notice: 900 Circle 75 Parkway Suite 1300 Atlanta, GA 30339 Fax: (770) 933-7010 Attention: Joseph T. Morris, Chief Financial Officer	Address for the Secured Party: Residential Funding Corporation 2711 N. Haskell Ave., Suite 900 Dallas, Texas 75204 Fax: (214) 861-5402 Attention: Angela D. Brown

Sch I-1 to Pledge Agreement